China Pharma Holdings, Inc.                                         Exhibit 10.4
January 19, 2008
Page 1







January 19, 2008

Ms. Zhilin Li Chief Executive Officer China Pharma Holdings, Inc.
2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province
China

Re:      Engagement Letter

Dear Ms. Li:

         It was a pleasure meeting with you, Mr. Wu and your team last Wednesday, and we look forward to working with all of you. Roth Capital Partners, LLC ("we" or "ROTH") is pleased to act as the exclusive financial advisor and placement agent for China Pharma Holdings, Inc. ("you" or the "Company") in connection with your proposed private placement. The terms of our engagement are set forth in this agreement (the "Agreement"). We look forward to working with you.

         1. The Offering.

         (a) The Company currently seeks to raise up to $20 million through a "PIPE" transaction involving the sale of securities to institutional investors. The actual terms of the Offering will depend on market conditions and will be subject to negotiation between the Company and ROTH and prospective investors.

         (b) We will work with the Company in approaching institutional healthcare investors and funds targeting growth opportunities in China. We will conduct the Offering on a best efforts basis and cannot guarantee you that we will be able to raise new capital.

         (c) Our engagement is exclusive. During the term of the Agreement, you agree not to use any other investment banking firm or placement agent to raise capital (debt or equity) for you and further agree to refer any inquiries regarding a potential financing transaction promptly to ROTH.

         2. Fees and Expenses.

         (a) Concurrently with the closing of the Offering, the Company will pay ROTH a cash fee equal to six percent (6%) of the gross proceeds received from the sale of securities.

         (b) In addition, the Company agrees that whether or not the Offering closes, it will reimburse ROTH upon request for ROTH's out-of-pocket expenses, including the fees and disbursements (i) of ROTH's legal counsel or (ii) arising out of or related to the FINRA filing described in Section 4(d) of this letter,



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China Pharma Holdings, Inc.
January 19, 2008
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up to $75,000. ROTH agrees to provide written documentation of all such expenses to the Company prior to reimbursement.

         (c) Upon the closing of the Offering, the Company will issue to ROTH warrants (the "Agent Warrants") for the purchase of securities equal in number to six percent (6%) of the securities issued in the Offering. The Agent Warrants will be exercisable into the same class of common stock as issued as part of the Offering, have a strike price equal to 130% of the Company's common stock on the closing date of the Offering and have a term of five years. The Agent Warrants will provide for cashless or "net" exercise. In the event that warrants are issued to investors as part of the Offering (the "Investor Warrants"), the terms and conditions of the Agent Warrants shall be the same as the Investor Warrants, except that the cashless exercise provision and the strike price of 130% shall remain in effect for the Agent Warrants. The shares issuable upon exercise of the Agent Warrants (the "ROTH Shares") will be entitled to the same registration rights as those granted to the shares underlying the Investor Warrants. To that end, you agree that ROTH will be afforded the same indemnification protections granted to the investors as part of the agreement governing the registration of their securities in the Offering, as a third party beneficiary to such provisions.

         3. Term of Engagement.

         (a) The term of our engagement will be six months from the date of this Agreement; however, either party may terminate the engagement at any time upon 10 days written notice to the other party. Upon termination, we will be entitled to collect all fees earned and expenses incurred through the date of termination.

         (b) If the Offering is not consummated during the term of the Agreement, for reasons other than termination of this engagement by ROTH, and during the twelve months following termination or expiration of the Agreement, the Company sells securities to any party introduced to the Company by ROTH or with which ROTH had discussions or negotiations on behalf of the Company during the term of the Agreement, (other than through an underwritten public Offering), then you agree to pay us upon the closing of such transaction or transactions the cash fee that would otherwise have been payable to ROTH had such transaction(s) occurred during the term of the Agreement. In the case of a merger, acquisition, joint venture or other strategic transaction with such person, the cash fee will be equal to 1% of the enterprise value of the Company.

         4. Memorandum; Representations and Warranties.

         (a) You hereby authorize ROTH to transmit to the prospective investors in the Offering materials prepared by the Company with such exhibits and supplements as may from time to time be required or appropriate or, alternatively, copies of the Company's most recent filings with the Securities and Exchange Commission, together with summary materials prepared by the Company, if we deem them appropriate (as the case may be, the "Memorandum"). The Company represents and warrants that the Memorandum (i) will be prepared by the management of the Company and reviewed and approved by its Board of Directors; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. The Company will advise ROTH immediately of the



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China Pharma Holdings, Inc.
January 19, 2008
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occurrence  of any event or any other change known to the Company  which results in the Memorandum containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading.

         (b) You agree that you will enter into subscription, registration rights and other customary agreements and that your counsel will supply an opinion letter on the Offering and a comfort letter on the non-financial portions of the Memorandum. You also agree that your auditors will supply a "comfort" letter on the financial information in the Memorandum. All such letters will be in form and substance reasonably acceptable to, and addressed to, us and the investors.

         (c) You further agree that we may rely upon, and are a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any agreements with investors in the Offering.

         (d) In conjunction with the filing of a resale registration statement on investor and ROTH Shares pursuant to the registration rights agreement, on behalf of the Company, ROTH will file or cause to be filed with the FINRA, at the Company's expense and via the COBRA desk filing system, for approval of underwriting compensation under Section 2710 of the rules and regulations of the FINRA. The Company agrees to use reasonable efforts to assist ROTH in obtaining from the FINRA a standard clearance letter, and to use reasonable efforts to assist ROTH with filings that ROTH, as placement agent, will be required to make upon sales under the registration statement. The obligation to make the filing described in this Section 4(d) arises out of this private placement and the Company agrees to cooperate with ROTH or its representatives and do all things necessary or advisable to enable ROTH or its representatives to satisfy the obligations as set forth in this Section 4(d).

         5. Indemnification, Contribution, and Confidentiality. The Company agrees to indemnify ROTH and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, and the parties agree to the confidentiality provisions of Appendix II, all of which are incorporated herein by this reference. These provisions will apply regardless of whether the Offering is consummated.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. The Company and ROTH agree that any dispute concerning this Agreement shall be resolved through binding arbitration before the FINRA pursuant to its arbitration rules. Arbitration will be venued in Los Angeles County.

         7. Announcement of Offering. If the Offering is consummated, ROTH may, at its expense, place an announcement in such newspapers and periodicals as ROTH may desire.

         8. Advice to the Board. The Company acknowledges that any advice given by us to you is solely for benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without our prior written consent.



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January 19, 2008
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         9.   Entire   Agreement.   This   Agreement   constitutes   the  entire
understanding between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.


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China Pharma Holdings, Inc.
January 19, 2008
Page 5


         We look forward to working with you toward the successful conclusion of this engagement, and developing a long-term relationship with the Company.


Very truly yours,

ROTH CAPITAL PARTNERS, LLC


By:
     ---------------------------------------
     Lisa Walters-Hoffert
     Managing Director



Confirmed and accepted as of
this _____ day of January 2008:

CHINA PHARMA HOLDINGS, INC.


By:
     ---------------------------------------
     Ms. Zhilin Li
     Chief Executive Officer



















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China Pharma Holdings, Inc.
January 19, 2008
Page 6

                                   APPENDIX I
                                   ----------


                        INDEMNIFICATION AND CONTRIBUTION

         The Company agrees to indemnify and hold harmless ROTH and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (ROTH and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by ROTH of the services contemplated by or the engagement of ROTH pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from ROTH's willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of ROTH pursuant to, or the performance by ROTH of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from ROTH's willful misconduct or gross negligence.

         Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel



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China Pharma Holdings, Inc.
January 19, 2008
Page 7


reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

         If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and ROTH on the other hand, of the Offering as contemplated whether or not the Offering is consummated or,
(ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and ROTH, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and ROTH of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to ROTH under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that ROTH shall not be required to contribute any amount in excess of the amount by which fees paid ROTH hereunder (excluding reimbursable expenses), exceeds the amount of any damages which ROTH has otherwise been required to pay.

         The Company agrees that without ROTH's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which ROTH or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse ROTH on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, The Company agrees that any judgment or arbitrate award shall be



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China Pharma Holdings, Inc.
January 19, 2008
Page 8


conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

























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China Pharma Holdings, Inc.
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                                   APPENDIX II
                                   -----------


                  INFORMATION TO BE SUPPLIED; CONFIDENTIALITY.

         In connection with ROTH's activities on behalf of the Company, the Company will furnish ROTH with all financial and other information regarding the Company that ROTH reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the "Information"). The Company will provide ROTH with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company. The Company recognizes and agrees that ROTH (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

         ROTH will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that ROTH is legally required to make disclosure of any of the Information, ROTH will give notice to the Company prior to such disclosure, to the extent that ROTH can practically do so.

The foregoing paragraph shall not apply to information that:

(i) at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or ROTH or its affiliates conduct business, other than as a direct result of a breach by ROTH of its obligations under this Agreement;

(ii) prior to or at the time of disclosure by the Company, was already in the possession of, or conceived by, ROTH or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to ROTH or its affiliates other than from the Company;

(iii) at the time of disclosure by the Company or thereafter, is obtained by ROTH or any of its affiliates from a third party who ROTH reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

(iv)            is independently developed by ROTH or its affiliates.

         Nothing in this Agreement shall be construed to limit the ability of ROTH or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with



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January 19, 2008
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entities  other than the  Company,  notwithstanding  that such  entities  may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company's, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other
business  combination,   cooperation  or  relationship.  The  Company  expressly
acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.


























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